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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 1, 1996

                             ONCOGENE SCIENCE, INC.
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                              0-15190                   13-3159796
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)


106 CHARLES LINDBERGH BLVD., UNIONDALE, NY                           11553
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (516) 222-0023



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ITEM 2.  ACQUISITION OF ASSETS

         On April 11, 1996, Oncogene Science, Inc. (the "Company") acquired MYCOsearch, Inc., a privately owned North Carolina corporation ("MYCOsearch"), in a transaction in which MYCOsearch was merged into a newly formed subsidiary (the "Subsidiary") of the Company pursuant to an Agreement and Plan of Merger dated April 11, 1996 among the Company, MYCOsearch Acquisition Corp., MYCOsearch and the shareholders of MYCOsearch (the "Merger"). The Subsidiary was the surviving corporation in the Merger, and in connection therewith, its name was changed to MYCOsearch, Inc. MYCOsearch specializes in the collection of fungi cultures and the development of extracts derived therefrom. These fungal extracts contain natural chemical structures that the Company tests against target proteins in its high throughput drug screens. The Company and MYCOsearch have collaborated since July 1993 in the development of automated fungal microfermentation technology for the generation of compound samples for drug screening. MYCOsearch has developed a collection of approximately 80,000 distinct fungi cultures, from which the Company has screened over 500,000 compound samples. Since 1993, the Company has made payments to MYCOsearch for research and fungal extracts in an aggregate amount of approximately $1.5 million.

         The purchase price paid by the Company to the shareholders of MYCOsearch consisted of $1.75 million in cash, $2.95 million in common stock of the Company (316,553 shares at $9.319 per share, plus cash for fractional shares) and warrants to purchase 100,000 shares of the Company's common stock at $9.319 per share (the "Warrants"). The Company funded the cash portion of the purchase price out of its internal cash resources. The per share value of the common stock was based on the average closing price thereof on the Nasdaq National Market for the twenty consecutive trading days preceding April 11, 1996. The Warrants will be exercisable for a three-year period commencing on April 11, 1998. The Company has filed a registration statement on Form S-3 covering the 316,553 shares issued in the Merger, and the 100,000 shares issuable upon exercise of the Warrants. The purchase price was determined in negotiations between the Company and the four shareholders of MYCOsearch, who include Barry Katz, Barry S. Roberts, John McLaughlin and Cedric Pearce. In connection with the Merger, Dr. Katz (the founder of MYCOsearch) and Dr. Pearce became employed by the Company as its Vice President, Microbial Discovery, Pharmaceutical Division and Director, Fermentation Biology, respectively.

         MYCOsearch's assets consisted principally of its inventory of fungi cultures, certain intellectual property, including patent and trademark rights, trade secrets and know-how, certain contract rights (e.g., royalties and rights under contracts with customers), leased laboratory and office space, laboratory and office equipment, and customer and supplier lists. The business of MYCOsearch will continue to be operated out of its facilities, or comparable facilities, located in the Raleigh/Durham, North Carolina area.


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ITEM 5.  OTHER EVENTS

(a)      COMPLETION OF PUBLIC OFFERING.

         On April 17, 1996, the Company completed a public offering of an aggregate of 3,618,750 shares of Common Stock, including 3,118,750 shares underwritten by Robertson, Stephens & Company LLC (the "Underwriter") and 500,000 shares sold directly by the Company to BioChem Pharma Inc. The Company sold 2,825,000 shares to the Underwriter and 500,000 shares to BioChem Pharma Inc. on March 19, 1996. On April 17, 1996 the Company sold an additional 293,750 shares of common stock to the Underwriter pursuant to the Underwriter's exercise of its over-allotment option. The purchase price to the public, including BioChem Pharma Inc., in the offering was $9.125 per share. The total net proceeds to the Company of the offering are estimated to be approximately $30.6 million.

(b)      RENEWAL OF PFIZER COLLABORATION.

         Effective April 1, 1996, the Company and Pfizer Inc. ("Pfizer") renewed their ten-year-old collaboration for a new five-year term by entering into new Collaborative Research and License Agreements. Under these documents, all patent rights and patentable inventions derived from the research under this collaboration are owned jointly by the Company and Pfizer. The Company is obligated to file, prosecute and maintain all such patents, except for patents covering compositions of matter and methods of making, formulating or using such compositions in the treatment of diseases, which patents Pfizer is obligated to file, prosecute and maintain. The Company has granted Pfizer an exclusive, worldwide license to make, use, and sell the therapeutic products resulting from this collaboration in exchange for royalty payments. This license terminates on the date of the last to expire of the Company's relevant patent rights.

         Pfizer will be responsible for the clinical development, regulatory approval, manufacturing and marketing of any products derived from the collaborative research program. However, the collaborative research agreement does not obligate Pfizer to pursue these activities. Generally, the Company is prohibited during the term of the contract from pursuing or sponsoring research aimed at discovery of drugs for the treatment of cancer. If the Company becomes aware of an opportunity to pursue such research, it must notify Pfizer of this opportunity and negotiate in good faith for a period of 120 days. If the parties fail to reach agreement to include this opportunity in their collaboration, the Company may pursue the opportunity independently. Pfizer is subject to a similar restriction to the extent it desires to pursue any opportunity with a third party, but Pfizer is not prohibited from pursing any cancer research on its own.

         Under the collaborative research agreement, Pfizer has committed to provide research funding to the Company in an aggregate amount of approximately $18.8 million. Pursuant to a schedule set forth in the collaborative research agreement, Pfizer will make maximum annual payments to the Company, which will gradually increase from approximately


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$3.5 million in the first year of the five-year term to approximately $4 million in the fifth year.

         The collaborative research agreement will expire on April 11, 2001. However, it may be terminated early by either party upon the occurrence of certain defaults by the other party. Any termination of the collaboration resulting from a Pfizer default will cause a termination of Pfizer's license rights. Pfizer will retain its license rights if it terminates the agreement in response to a default by the Company. In addition, between July 1 and September 30, 1998, Pfizer may terminate the collaborative research agreement, with or without cause, effective March 31, 1999. Furthermore, between July 1 and September 30, 1999, Pfizer may terminate the collaborative research agreement, with or without cause, effective March 31, 2000. Upon such early termination by Pfizer, Pfizer will retain its license rights.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for the Company to provide audited financial statements for MYCOsearch for its most recent fiscal year on the date this report is being filed. The Company intends to file the required financial statements in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is filed.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required pro forma financial information in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is filed.

         (b)      EXHIBITS.

                  2.1 Agreement and Plan of Merger dated as of April 11, 1996 among the Company, MYCOsearch Acquisition Corp., MYCOsearch and the shareholders of MYCOsearch.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ONCOGENE SCIENCE, INC.

                                 By:  /s/ Robert L. Van Nostrand
                                      ------------------------------------------
                                      Robert L. Van Nostrand,
                                      Vice President, Finance and Administration

Dated:  April 26, 1996


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                                 EXHIBIT INDEX

         2.1 Agreement and Plan of Merger dated as of April 11, 1996 among the Company, MYCOsearch Acquisition Corp., MYCOsearch and the shareholders of MYCOsearch.